SCHEDULE 14A INFORMATION

(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒        Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AB Variable Products Series Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Text Message #1 Dear Valued Shareholder, You can help your AllianceBernstein Funds avoid the expense of further proxy solicitation by promptly voting your shares. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-311-1512. STOP to END Text Message #2 Dear Valued Shareholder, Nothing changes. Except we need your vote. Your response truly matters for the operation of the Funds. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-311-1512. STOP to END Text Message #3 Dear Valued Shareholder, Due to the importance of this matter, we hope to hear from you. If we do not receive a response, we may reach out again by mail or phone. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-311-1512. STOP to END Text Message #4 Dear Valued Shareholder, We’re almost there. Your vote gets us across the finish line. Voting will only take a few moments of your time and help avoid additional expenses to the fund. Vote NOW by clicking the link below: [Individual Link here] PENDING To prevent any additional correspondence or phone calls, please contact us at 1-800-311-1512. STOP to END AB RETETF TXT1